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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K/A
CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 9, 2017
Date of earliest event reported: October 25, 2016
CATALENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2016, Catalent, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) disclosing, among other things, certain changes to the Company’s Board of Directors (the “Board”) that occurred on October 25, 2016. Among these changes was the appointment of Mr. Uwe Röhrhoff to the Board, effective on the date of the Board’s next regularly scheduled meeting. Mr. Röhrhoff joined the Board at its meeting held on February 3, 2017. At that meeting, following the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board appointed Mr. Röhrhoff to the Board’s Audit Committee. In addition, the Board determined that Mr. Röhrhoff (a) was independent within the meaning of the requirements for Audit Committee membership set forth in the applicable regulations of the SEC and the standards for listed companies (the “Standards”) contained in the Listed Company Manual of the New York Stock Exchange, (b) was “financially literate” and possessed “accounting or related financial management expertise,” both within the meaning of the Standards as they apply to Audit Committee membership, and (c) met the standards to be deemed a “financial expert” within the meaning of the applicable regulations of the SEC related to Audit Committee membership.
The disclosures in the Original Form 8-K remain unchanged and are incorporated into this amended Current Report by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By: /s/ Steven L. Fasman___________________
Steven L. Fasman
Date: February 9, 2017	Senior Vice President & General Counsel and Secretary